EXHIBIT 23.3

December 6, 2023

CONSENT OF QUALIFIED PERSON

RE:	Form S-3 Registration Statement and Form S-8 Registration Statement (333-274525) (together, the “Registration Statements”) of Solitario Resources Corp. (the “Company”)

The undersigned Donald Hulse, PE (“Expert”), in connection with the Registration Statements and any amendments or supplements and/or exhibits thereto,  states that I was responsible for preparing, and had the overall supervision of all sections, of the reports concerning  mineral  resources  of the  technical  report summary titled  S-K 1300  Technical  Report  Summary Florida Canyon Zinc Project; Amazonas Department, Peru with an effective date of December 31, 2021 as previously signed and certified by me (the “TRS”) and the TRS as a whole was reviewed and approved by me.  And, in connection with the Registration Statement I hereby consent to:

(i)

the incorporation by reference and use of the TRS, or portions thereof, that was filed as an exhibit to the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, and incorporated into and referenced in the Annual Report on Form 10-K for the year ended December 31, 2022, and that is referenced in the Registration Statements;

(ii)

any use of, and references to, the name of the Expert’s name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the TRS and the Registration Statements; and

(iii)

the incorporation by reference of any extracts from or summaries of the TRS included or incorporated by reference in the Registration Statements, and the use of any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statements.

I confirm that I have read the TRS and the Registration Statements, and that such documents fairly and accurately reflect, in the form and context in which it appears, the information in the TRS as of its date.

/s/ Donald Hulse
Donald Hulse, PE